Exhibit 99.1

FOR IMMEDIATE RELEASE

February 18, 2015

BARINGTON/HILCO ACQUISITION CORP.

ANNOUNCES CLOSING OF PORTION OF OVER-ALLOTMENT
OPTION IN CONJUNCTION WITH ITS INITIAL PUBLIC OFFERING

New York, NY, February 18, 2015 – Barington/Hilco Acquisition Corp. (Nasdaq: BHACU) (the "Company"), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, today announced in connection with its initial public offering of 4,000,000 units, that it has completed the sale of 293,069 units pursuant to the over-allotment option granted to the underwriters to purchase up to an additional 600,000 units.

The 4,293,069 units sold in the public offering, including the 293,069 units sold pursuant to the over-allotment option, were sold at an offering price of $10.00 per unit, generating total gross proceeds of $42,930,690 before deducting the underwriting discount and other estimated offering expenses payable by the Company. Of the gross proceeds of the public offering and simultaneous private placement, $43,642,769 (or approximately $10.1659 per share sold in the public offering) was placed in trust.

The units began trading Friday, February 6, 2015 on the NASDAQ Capital Market under the symbol "BHACU". Once the securities comprising the units begin separate trading, the common stock, rights and warrants are expected to be listed on the NASDAQ Capital Market under the symbols "BHAC", "BHACR" and "BHACW", respectively

EarlyBirdCapital, Inc. acted as the sole book-running manager for the offering. Aegis Capital Corp. and I-Bankers Securities acted as co-managers.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission on February 5, 2015. The offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission’s website at www.sec.gov. Alternatively, a copy of the final prospectus may be obtained by contacting EarlyBirdCapital, Inc., Attention: Prospectus Department, 366 Madison Avenue, 8th Floor, New York, New York 10017, (212) 661-0200.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Barington/Hilco Acquisition Corp.

Barington/Hilco Acquisition Corp. is a Delaware corporation formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination. The Company's efforts to identify target businesses will not be limited to a particular industry or geographic region, though it intends to focus its search on consumer focused businesses located in the United States, including, without limitation, retail, apparel, footwear and consumer products companies.

Forward-Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect the Company’s management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

CONTACT:

Jared L. Landaw

Barington/Hilco Acquisition Corp.

(212) 974-5713

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